Exhibit 2

NISSIN CO., LTD.(8571)
Monthly Data for January 2004

The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of accounts and loans receivable

Month-end number of accounts

	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	105,548	104,272	103,118	102,040	101,363	96,224	95,645	95,068	94,142	93,705
Consumer loans	93,925	92,501	91,177	89,949	89,081	83,992	83,303	82,594	81,508	80,931
VIP loans	11,623	11,771	11,941	12,091	12,282	12,232	12,342	12,474	12,634	12,774
Wide loans	36,654	36,876	36,905	36,795	36,774	36,336	36,238	36,130	35,930	35,774
Small business owner loans + Business Timely loans	38,291	38,697	39,115	39,608	40,035	39,641	39,995	40,308	40,750	41,038
Small business owner loans	23,735	24,018	24,281	24,506	24,638	24,407	24,557	24,671	24,901	24,963
Business Timely loans	14,556	14,679	14,834	15,102	15,397	15,234	15,438	15,637	15,849	16,075
Secured loans	308	307	301	293	294	284	280	275	274	275
Notes receivable	26	28	18	42	64	76	101	115	138	172

Total number of accounts	180,827	180,180	179,457	178,778	178,530	172,561	172,259	171,896	171,234	170,964

Month-end loans receivable

										(amounts in thousands of yen)
	4/30/2003	5/31/2003	6/30/2003	7/31/2003	8/31/2003	9/30/2003	10/31/2003	11/30/2003	12/31/2003	1/31/2004	2/28/2004	3/31/2004

Consumer loans + VIP loans	40,596,020	40,268,778	39,889,333	39,543,543	39,411,040	37,797,051	37,618,932	37,477,827	37,181,044	37,107,567
Consumer loans	30,889,062	30,452,714	29,963,871	29,511,733	29,242,186	27,668,436	27,399,716	27,165,856	26,774,190	26,617,295
VIP loans	9,706,957	9,816,063	9,925,462	10,031,809	10,168,854	10,128,615	10,219,216	10,311,970	10,406,854	10,490,272
Wide loans	64,029,194	64,107,607	63,709,664	63,076,338	62,764,011	61,686,941	61,245,833	60,630,457	59,848,671	59,277,686
Small business owner loans + Business Timely loans	71,679,353	72,262,394	72,648,648	72,924,617	73,288,872	72,301,179	74,240,269	74,680,747	76,097,601	75,993,671
Small business owner loans	54,377,417	54,883,486	55,168,041	55,247,042	55,326,638	54,600,144	56,343,807	56,562,894	57,758,586	57,403,790
Business Timely loans	17,301,936	17,378,907	17,480,606	17,677,574	17,962,234	17,701,034	17,896,462	18,117,853	18,339,014	18,589,881
Secured loans	1,557,641	1,543,030	1,508,342	1,471,605	1,496,823	1,526,469	1,481,220	1,481,835	1,608,921	4,593,035
Notes receivable	14,218	16,245	11,045	130,538	184,124	216,585	250,139	277,751	294,076	387,123

Total loans receivable	177,876,428	178,198,056	177,767,034	177,146,642	177,144,873	173,528,227	174,836,396	174,548,619	175,030,315	177,359,084

*     Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Trend in the number of applications, number of approvals and approval ratio by product

	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Total

Consumer loans
Applications	2,735	3,010	3,372	3,118	2,773	2,840	2,766	2,424	2,420	2,277			27,735
Approvals	683	678	726	713	766	806	745	594	533	471			6,715
Approval ratio	24.97%	22.52%	21.53%	22.87%	27.62%	28.38%	26.93%	24.50%	22.02%	20.69%			24.21%
VIP loans
Applications	238	285	307	310	281	272	253	250	317	259			2,772
Approvals	217	272	287	286	264	248	221	228	301	239			2,563
Approval ratio	91.18%	95.44%	93.49%	92.26%	93.95%	91.18%	87.35%	91.20%	94.95%	92.28%			92.46%
Wide loans
Applications	1,022	1,169	929	864	787	903	826	602	681	640			8,423
Approvals	816	904	775	671	651	641	653	485	557	463			6,616
Approval ratio	79.84%	77.33%	83.42%	77.66%	82.72%	70.99%	79.06%	80.56%	81.79%	72.34%			78.55%
Small business owner loans
Applications	660	675	661	640	515	477	549	431	633	379			5,620
Approvals	578	579	581	553	434	417	464	379	571	320			4,876
Approval ratio	87.58%	85.78%	87.90%	86.41%	84.27%	87.42%	84.52%	87.94%	90.21%	84.43%			86.76%
Business Timely loans
Applications	1,136	1,253	1,666	1,655	1,544	1,454	1,422	1,236	3,484	2,892			17,742
Approvals	473	600	772	714	631	610	618	451	1,131	1,082			7,082
Approval ratio	41.64%	47.89%	46.34%	43.14%	40.87%	41.95%	43.46%	36.49%	32.46%	37.41%			39.92%
Secured loans
Applications	5	5	10	1	7	10	7	9	16	10			78
Approvals	3	4	5	1	7	5	3	5	7	10			48
Approval ratio	60.00%	80.00%	50.00%	100.00%	100.00%	50.00%	42.86%	55.56%	43.75%	100.00%			61.54%
Notes receivable
Applications	10	8	2	31	46	34	52	39	54	66			342
Approvals	5	8	2	31	26	25	49	33	49	62			290
Approval ratio	50.00%	100.00%	100.00%	100.00%	56.52%	73.53%	94.23%	84.62%	90.74%	93.94%			84.80%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent loans by default days for the years ended January 31, 2002, 2003 and 2004

January 31, 2002

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,309,797,531	4.91	578,216,684	1.23	309,465,308	0.66	707,617,890	1.50	1,595,299,882	3.39	47,078,159,137
Wide loans	2,573,429,609	4.79	435,869,687	0.81	238,915,160	0.44	783,516,003	1.46	1,458,300,850	2.71	53,737,058,114
Small business owner loans	2,525,096,053	7.02	440,379,223	1.22	241,425,233	0.67	757,892,877	2.11	1,439,697,333	4.00	35,964,193,655
Business Timely loans	555,565,451	3.57	135,778,328	0.87	89,139,649	0.57	180,771,188	1.16	405,689,165	2.61	15,563,339,703
Secured loans	234,478,532	16.10	32,657,295	2.24	10,157,392	0.70	158,064,905	10.86	200,879,592	13.80	1,455,999,818
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	10,287,475

Total	8,198,367,176	5.33	1,622,901,217	1.06	889,102,742	0.58	2,587,862,863	1.68	5,099,866,822	3.32	153,809,037,902

January 31, 2003

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,692,356,373	6.24	734,248,106	1.70	357,943,632	0.83	799,457,164	1.85	1,891,648,902	4.38	43,145,635,326
Wide loans	4,089,160,382	6.46	441,234,703	0.70	319,876,220	0.51	1,055,909,132	1.67	1,817,020,055	2.87	63,278,335,268
Small business owner loans	4,316,908,001	8.31	422,351,903	0.81	274,805,379	0.53	1,108,772,315	2.13	1,805,929,597	3.47	51,978,266,965
Business Timely loans	889,820,829	4.99	217,193,138	1.22	140,105,159	0.79	293,253,016	1.65	650,551,313	3.65	17,819,501,323
Secured loans	366,524,721	32.34	11,915,236	1.05	22,764,911	2.01	222,324,399	19.61	257,004,546	22.67	1,133,499,784
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,267,619

Total	12,354,770,306	6.97	1,826,943,086	1.03	1,115,495,301	0.63	3,479,716,026	1.96	6,422,154,413	3.62	177,370,506,285

January 31, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,298,637,751	6.19	592,881,012	1.60	311,069,211	0.84	621,711,779	1.68	1,525,662,002	4.11	37,107,567,277
Wide loans	5,344,947,681	9.02	617,848,485	1.04	413,461,992	0.70	1,656,176,318	2.79	2,687,486,795	4.53	59,277,686,418
Small business owner loans	5,990,920,359	10.44	652,815,965	1.14	537,326,978	0.94	1,864,079,551	3.25	3,054,222,494	5.32	57,403,790,225
Business Timely loans	1,088,099,883	5.85	239,000,122	1.29	129,931,804	0.70	381,792,178	2.05	750,724,104	4.04	18,589,881,051
Secured loans	233,721,326	5.09	11,560,165	0.25	12,011,887	0.26	143,384,650	3.12	166,956,702	3.63	4,593,035,287
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	387,123,844

Total	14,956,327,000	8.43	2,114,105,749	1.19	1,403,801,872	0.79	4,667,144,476	2.63	8,185,052,097	4.61	177,359,084,102

*     The figures in “Total” loans do not include “1day or more overdue” loans.

*     Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Delinquent loans by default days for the month ended November 30, 2003, December 31, 2003 and January 31, 2004

November 30, 2003

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,154,249,365	5.75	613,998,570	1.64	301,951,555	0.81	254,027,219	0.68	1,169,977,344	3.12	37,477,827,414
Wide loans	5,378,351,489	8.87	606,299,781	1.00	385,917,193	0.64	1,436,686,578	2.37	2,428,903,552	4.01	60,630,457,801
Small business owner loans	5,563,917,066	9.84	576,720,580	1.02	394,504,214	0.70	1,500,977,125	2.65	2,472,201,919	4.37	56,562,894,234
Business Timely loans	920,250,995	5.08	234,029,138	1.29	178,140,744	0.98	136,880,321	0.76	549,050,203	3.03	18,117,853,091
Secured loans	241,279,280	16.28	12,950,604	0.87	2,678,102	0.18	155,056,509	10.46	170,685,215	11.52	1,481,835,976
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	277,751,085

Total	14,258,048,195	8.17	2,043,998,673	1.17	1,263,191,808	0.72	3,483,627,752	2.00	6,790,818,233	3.89	174,548,619,601

December 31, 2003

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,060,032,296	5.54	427,308,168	1.15	326,730,773	0.88	418,633,315	1.13	1,172,672,256	3.15	37,181,044,651
Wide loans	5,093,594,750	8.51	486,138,793	0.81	378,152,970	0.63	1,521,499,254	2.54	2,385,791,017	3.99	59,848,671,339
Small business owner loans	5,526,316,433	9.57	515,249,403	0.89	451,110,235	0.78	1,648,245,056	2.85	2,614,604,694	4.53	57,758,586,397
Business Timely loans	944,044,960	5.15	168,564,803	0.92	165,791,601	0.90	269,724,196	1.47	604,080,600	3.29	18,339,014,917
Secured loans	241,465,745	15.01	10,893,474	0.68	5,676,133	0.35	156,579,556	9.73	173,149,163	10.76	1,608,921,600
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	294,076,400

Total	13,865,454,184	7.92	1,608,154,641	0.92	1,327,461,712	0.76	4,014,681,377	2.29	6,950,297,730	3.97	175,030,315,304

January 31, 2004

									(amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable

Consumer loans	2,298,637,751	6.19	592,881,012	1.60	311,069,211	0.84	621,711,779	1.68	1,525,662,002	4.11	37,107,567,277
Wide loans	5,344,947,681	9.02	617,848,485	1.04	413,461,992	0.70	1,656,176,318	2.79	2,687,486,795	4.53	59,277,686,418
Small business owner loans	5,990,920,359	10.44	652,815,965	1.14	537,326,978	0.94	1,864,079,551	3.25	3,054,222,494	5.32	57,403,790,225
Business Timely loans	1,088,099,883	5.85	239,000,122	1.29	129,931,804	0.70	381,792,178	2.05	750,724,104	4.04	18,589,881,051
Secured loans	233,721,326	5.09	11,560,165	0.25	12,011,887	0.26	143,384,650	3.12	166,956,702	3.63	4,593,035,287
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	387,123,844

Total	14,956,327,000	8.43	2,114,105,749	1.19	1,403,801,872	0.79	4,667,144,476	2.63	8,185,052,097	4.61	177,359,084,102

*     The figures in “Total” loans do not include “1 day or more overdue” loans.

*     Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Newly contracted accounts and loan amounts by application channels

November 30, 2003

								(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	6	2,100	1	3,000	14	60,800	13	8,800	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	26	159,000	5	9,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	22	6,750	0	0	11	39,500	88	58,610	0	0
Other	842	279,907	484	1,208,426	331	1,552,200	275	191,830	5	40,700

Total	870	288,757	485	1,211,426	382	1,811,500	381	268,240	5	40,700

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	34	74,700
Shinsei Business Finance Co., Ltd.	4	4,725	35	172,725
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	121	104,860
Other	11	47,626	1,948	3,320,689

Total	15	52,351	2,138	3,672,975

December 31, 2003

								(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	19	6,600	0	0	18	62,500	32	25,300	1	2,000
Shinsei Business Finance Co., Ltd.	0	0	0	0	21	129,500	3	4,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	25	7,700	0	0	20	87,800	84	63,500	0	0
usen Corp.	27	7,730	0	0	4	8,700	26	22,600	0	0
Other	969	343,902	557	1,413,290	521	4,312,520	357	299,120	6	175,000

Total	1,040	365,932	557	1,413,290	584	4,601,020	502	414,820	7	177,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	70	96,400
Shinsei Business Finance Co., Ltd.	0	0	24	133,800
Telemarketing (Shinsei Business Finance Co., Ltd.)*	1	1,656	130	160,656
usen Corp.	0	0	57	39,030
Other	24	32,071	2,434	6,575,903

Total	25	33,727	2,715	7,005,789

January 31, 2004

								(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	8	2,500	0	0	13	45,500	13	11,160	0	0
Shinsei Business Finance Co., Ltd.	2	1,000	0	0	9	45,600	6	10,000	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	9	2,400	0	0	8	38,000	68	52,370	1	5,000
usen Corp.	80	22,610	0	0	8	17,900	91	76,339	0	0
Other	860	308,840	463	1,187,720	286	4,074,200	253	221,541	9	3,168,500

Total	959	337,350	463	1,187,720	324	4,221,200	431	371,410	10	3,173,500

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts

Sanyo Club Co., Ltd.	0	0	34	59,160
Shinsei Business Finance Co., Ltd.	0	0	17	56,600
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	86	97,770
usen Corp.	0	0	179	116,849
Other	15	43,220	1,886	9,004,021

Total	15	43,220	2,202	9,334,400

*     Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-end number of accounts and loans receivable by application channels

November 30, 2003

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	234	85,605	4	7,883	409	1,075,351	239	246,434	0	0
Shinsei Business Finance Co., Ltd.	2	505	0	0	93	378,881	47	64,301	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	156	46,847	0	0	113	410,602	604	540,507	1	4,944
Other	94,676	37,344,869	36,126	60,622,574	24,056	54,698,058	14,747	17,266,609	274	1,476,891
Total	95,068	37,477,827	36,130	60,630,457	24,671	56,562,894	15,637	18,117,853	275	1,481,835

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	886	1,415,274
Shinsei Business Finance Co., Ltd.	4	4,725	146	448,413
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	874	1,002,901
Other	111	273,025	169,990	171,682,029
Total	115	277,751	171,896	174,548,619

December 31, 2003

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	248	90,049	4	7,804	416	1,087,328	270	272,997	1	2,000
Shinsei Business Finance Co., Ltd.	2	490	0	0	109	471,048	47	66,528	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	172	51,509	0	0	130	470,724	664	609,163	1	4,892
usen Corp.	49	14,925	1	2,590	18	45,395	70	59,125	0	0
Other	93,671	37,024,069	35,925	59,838,276	24,228	55,684,088	14,798	17,331,201	272	1,602,028
Total	94,142	37,181,044	35,930	59,848,671	24,901	57,758,586	15,849	18,339,014	274	1,608,921

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	939	1,460,180
Shinsei Business Finance Co., Ltd.	6	6,972	164	545,040
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	1	1,656	968	1,137,946
usen Corp.	0	0	138	122,037
Other	131	285,448	169,025	171,765,110
Total	138	294,076	171,234	175,030,315

January 31, 2004

									(amounts in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans

	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	254	90,513	4	7,725	426	1,114,115	279	282,390	1	1,959
Shinsei Business Finance Co., Ltd.	4	1,466	0	0	112	489,552	52	72,336	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	179	53,806	0	0	135	493,069	714	658,922	2	9,844
usen Corp.	128	38,555	7	14,227	25	60,080	159	148,351	0	0
Other	93,140	36,923,225	35,763	59,255,733	24,265	55,246,971	14,871	17,427,881	272	4,581,231
Total	93,705	37,107,567	35,774	59,277,686	24,963	57,403,790	16,075	18,589,881	275	4,593,035

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amounts in thousands of yen)
	Notes receivable		Total

	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable

Sanyo Club Co., Ltd.	0	0	964	1,496,704
Shinsei Business Finance Co., Ltd.	5	6,239	173	569,595
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	1	1,656	1,031	1,217,297
usen Corp.	0	0	319	261,214
Other	166	379,228	168,477	173,814,271
Total	172	387,123	170,964	177,359,084

*1 Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

*2 Bankrupt and delinquent loans receivable are included in the total balance of loans receivable.

Month-end breakdown of borrowings and borrowing rates

Breakdown of borrowings by lender

			(amounts in millions of yen)
	January 31, 2004		March 31, 2003		January 31, 2003

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Indirect	94,509	67.82%	104,920	68.85%	102,322	67.47%
Bank	67,480	48.43%	68,704	45.08%	73,361	48.38%
Life insurance companies	105	0.08%	200	0.13%	205	0.13%
Non-life insurance companies	2,380	1.71%	2,327	1.53%	2,063	1.36%
Other financial institutions	24,544	17.61%	33,688	22.11%	26,693	17.60%
Direct	44,837	32.18%	47,474	31.15%	49,326	32.53%

Total	139,346	100.00%	152,394	100.00%	151,649	100.00%

Borrowings by maturity

				(amounts in millions of yen)
	January 31, 2004		March 31, 2003		January 31, 2003

	Amount	Ratio	Amount	Ratio	Amount	Ratio

Short-term loan	5,600	4.02%	5,500	3.61%	6,550	4.32%
Long-term loan	133,746	95.98%	146,894	96.39%	145,099	95.68%
Long-term loan within 1 year	63,414	45.51%	54,666	35.87%	53,037	34.97%
Long-term loan over 1 year	70,332	50.47%	92,228	60.52%	92,061	60.71%

Total	139,346	100.00%	152,394	100.00%	151,649	100.00%

Borrowing rates

			(%)
	January 31, 2004	March 31, 2003	January 31, 2003

Indirect	2.37	2.43	2.45
Bank	2.30	2.38	2.40
Life insurance companies	2.41	2.34	2.34
Non-life insurance companies	2.68	2.79	2.91
Other financial institutions	2.50	2.51	2.55
Direct	2.20	2.31	2.27

Total	2.31	2.39	2.39